As filed with the Securities and Exchange Commission on May 27, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CERULEAN PHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4139823
(State or other jurisdiction of incorporation or organization) 35 Gatehouse Drive Waltham, MA (Address of principal executive offices)	(I.R.S. Employer Identification No.) 02451 (Zip Code)

2014 Stock Incentive Plan

2014 Employee Stock Purchase Plan

(Full title of the plan)

Christopher D.T. Guiffre

President and Chief Executive Officer

Cerulean Pharma Inc.

35 Gatehouse Drive

Waltham, MA 02451

(Name and address of agent for service)

781-996-4300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,273,468 shares(2)	$2.33(3)	$2,967,180(3)	$300
(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (i) 1,000,000 shares issuable under the 2014 Stock Incentive Plan, and (ii) 273,468 shares issuable under the 2014 Employee Stock Purchase Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based upon the average of the high and low prices of the registrant’s common stock on the NASDAQ Global Market on May 23, 2016.

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 1,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of Cerulean Pharma Inc. (the “Registrant”) to be issued under the Registrant’s 2014 Stock Incentive Plan (the “Stock Incentive Plan”) and an additional 273,468 shares of Common Stock to be issued under the Registrant’s 2014 Employee Stock Purchase Plan (together with the Stock Incentive Plan, the “Plans”). In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Registrant on August 13, 2014 (File No. 333-198126) relating to the Plans and the Registration Statement on Form S-8 filed by the Registrant on May 8, 2015 (File No. 333-204007) relating to the Plans, except in each case for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated by reference.

1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 27th day of May, 2016.

CERULEAN PHARMA INC.
By: /s/ Christopher D.T. Guiffre__________
Name: Christopher D.T. Guiffre
Title: President and Chief Executive Officer

2.

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Cerulean Pharma Inc., hereby severally constitute and appoint Christopher D. T. Guiffre and Gregg Beloff, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cerulean Pharma Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher D.T. Guiffre Christopher D.T. Guiffre.	President, Chief Executive Officer and Director (principal executive officer)	May 27, 2016
/s/ Gregg Beloff Gregg Beloff	Interim Chief Financial Officer (principal financial officer)	May 27, 2016
/s/ James E. O’Neill James E. O’Neill	Controller (principal accounting officer)	May 27, 2016
/s/ Paul A. Friedman Paul A. Friedman, M.D.	Director	May 27, 2016
/s/ William H. Rastetter William H. Rastetter, Ph.D.	Director	May 27, 2016
/s/ Stuart A. Arbuckle Stuart A. Arbuckle	Director	May 27, 2016
/s/ Alan L. Crane Alan L. Crane	Director	May 27, 2016
/s/ Steven E. Hall Steven E. Hall, Ph.D.	Director	May 27, 2016
/s/ Susan L. Kelley Susan L. Kelley, M.D.	Director	May 27, 2016
/s/ William T. McKee William T. McKee	Director	May 27, 2016
/s/ David R. Parkinson David R. Parkinson, M.D.	Director	May 27, 2016
/s/ David R. Walt David R. Walt, Ph.D.	Director	May 27, 2016

3.

INDEX TO EXHIBITS

Number	Description
4.1(1)	Restated Certificate of Incorporation of the Registrant
4.2(1)	Amended and Restated By-Laws of the Registrant
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1(2)	2014 Stock Incentive Plan
99.2(2)	2014 Employee Stock Purchase Plan

____________

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K (File No. 001- 36395) on April 16, 2014 and incorporated herein by reference.
(2)

Previously filed with the Securities and Exchange Commission as an Exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 194442) on March 31, 2014 and incorporated herein by reference.

4.